UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2014, The McClatchy Company announced that it, along with Tribune Media Company, Graham Holdings Company, and A. H. Belo Corporation (the “Selling Partners”), have entered into a definitive Unit Purchase Agreement (the “Purchase Agreement”) to sell the membership interest in Classified Ventures, LLC (“CV”), held by the Selling Partners or their respective wholly-owned subsidiaries (the “Sale”) in Classified Ventures, LLC (“CV”), whose primary asset is the online car shopping website Cars.com, to Gannett Co., Inc. at a price that values CV at $2.5 billion. Gross proceeds to the Selling Partners are expected to be $1.8 billion (the “Purchase Price”). The McClatchy Company owns approximately 25.6 percent of CV and expects its share of pre-tax cash proceeds from the Sale will be $640 million. McClatchy’s after-tax proceeds from the Sale are anticipated to be approximately $406 million. McClatchy expects to record a gain on the Sale in the quarter that the Sale closes. The Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Sale is expected to close before the end of 2014, subject to customary closing conditions and regulatory review. A copy of the press release announcing the Sale is furnished with this report as Exhibit 99.1.

In connection with the Sale, McClatchy will enter into a five-year affiliation agreement with CV that will allow McClatchy to continue to resell Cars.com products and services exclusively in its local market. The affiliation agreement will increase the wholesale rate that McClatchy will pay to CV in connection with the sale of Cars.com products and services.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about McClatchy or the other parties to the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Unit Purchase Agreement by and among Classified Ventures, LLC, Gannett Co., Inc., Tribune Media Company, The McClatchy Company, Graham Holdings Company, and A. H. Belo, and certain of their respective wholly-owned subsidiaries, dated August 5, 2014

99.1	Press Release dated August 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 5, 2014	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Purchase Agreement by and among Classified Ventures, LLC, Gannett Co., Inc., Tribune Media Company, The McClatchy Company, Graham Holdings Company, and A. H. Belo, and certain of their respective wholly-owned subsidiaries, dated August 5, 2014

99.1	Press Release dated August 5, 2014